EXHIBIT 99.1



                            JOINT FILING AGREEMENT

      Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this
Exhibit is attached is filed on behalf of each of them.


      Dated:  May 24, 1999


                                    LEFCO CORPORATION



                                    By: _________________________________
                                           Philip LeFevre, Chairman and
                                           Chief Executive Officer


                                    LEFCO ENVIRONMENTAL
                                    TECHNOLOGY, INC.



                                    By: _________________________________
                                           Philip LeFevre, Chairman and
                                           Chief Executive Officer



                                    PHILIP LEFEVRE (AN INDIVIDUAL)



                                    By: _________________________________
                                          Philip LeFevre, Individually